UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: April 10, 2020
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	QEP	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard. Transfer of Listing.

On April 10, 2020, QEP Resources, Inc. (the Company) received notice (the Notice) from the New York Stock Exchange (the NYSE) that it is no longer in compliance with the NYSE continued listing criteria set forth in Section 802.01C of the Listed Company Manual of the NYSE (Section 802.01C) that requires listed companies to maintain an average closing share price of at least $1.00 over a period of 30 consecutive trading days.

Pursuant to Section 802.01C, the Company has a period of six months following the receipt of the Notice to regain compliance with the minimum share price requirement, subject to possible extension in the discretion of the NYSE. The Company has notified the NYSE of its intent to cure the listing standard deficiency and regain compliance with the price criteria. The Company intends to consider all available options to cure the deficiency and restore compliance. Accordingly, the Company has proposed for stockholder approval a reverse stock split with a ratio of not less than one-for-ten (1:10) and not more than one-for-forty (1:40) at its annual meeting of shareholders to be held on May 12, 2020 (the Annual Meeting).

The Company can regain compliance with the minimum share price requirement at any time during the six month cure period if, on the last trading day of any calendar month during the cure period or on the last day of the cure period, the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on such date. If the Company effectuates a reverse stock split following shareholder approval to cure the condition, the condition will be deemed cured if the price promptly exceeds $1.00 a share and the price remains above that level for at least the following 30 trading days.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the cure period under the trading symbol “QEP”, subject to the Company’s continued compliance with the other listing requirements of the NYSE. However, the trading symbol will have an added designation of “.BC” to indicate that the status of the common shares is “below compliance” with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company regains compliance. Failure to satisfy the conditions of the cure period or to maintain other listing requirements could lead to a delisting.

The Notice does not affect ongoing business operations of the Company or its reporting requirements with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On April 16, 2020, the Company issued a press release announcing the receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 16, 2020, the Company issued a press release announcing that the Annual Meeting will be held in a virtual format only, via live audio webcast due to public health concerns regarding the COVID-19 outbreak and to support the health and well-being of meeting participants. The Annual Meeting will still be held at 8:00 a.m. Mountain Daylight Time on Tuesday, May 12, 2020, but in virtual meeting format only. The Annual Meeting will be held at www.virtualshareholdermeeting.com/QEP2020. The full text of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01, including in Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Exhibit
99.1	Press Release, dated April 16, 2020 (NYSE).
99.2	Press Release, dated April 16, 2020 (Virtual Shareholder Meeting).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Resources, Inc.
(Registrant)

April 16, 2020

/s/ William J. Buese
William J. Buese
Vice President, Chief Financial Officer and Treasurer